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                                                                   Exhibit 24.1


                                POWER OF ATTORNEY

                     The PNC Financial Services Group, Inc.
                               Shelf Registration

     Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. ("PNC"), a Pennsylvania corporation, hereby names, constitutes and appoints Robert L. Haunschild, Randall C. King, Karen M. Barrett and Thomas R. Moore, or any of them, each acting alone, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities in connection with the Registration Statement ("Registration Statement") on Form S-3 or other appropriate form for the registration under the Securities Act of 1933, as amended (the "Securities Act"), and pursuant to Rule 415 thereunder of (i) guarantees by the Corporation ("Guarantees") of PNC Funding Corp's unsecured debt securities ("Debt Securities"), which Registration Statement shall also relate to such Debt Securities, (ii) shares of the Corporation's common stock, par value $5 per share (including the associated preferred share purchase rights that are not exercisable or evidenced separately from the common stock prior to the occurrence of certain events) ("Common Stock"), (iii) shares of the Corporation's preferred stock, par value $1 per share ("Preferred Stock"), (iv) warrants for the purchase of Debt Securities, Common Stock, Depository Shares (as hereinafter defined) or Preferred Stock ("Warrants"), with a proposed maximum aggregate offering price for such Debt Securities, Common Stock, Preferred Stock and Warrants of up to $4,000,000,000, and (v) securities registered by the Corporation and PNC Funding Corp under Registration Statement No. 333-88479 that have not been previously sold in the amount of $297,000,000 and that will be consolidated with the Registration Statement pursuant to Rule 429 under the Securities Act (such amount plus the proposed maximum aggregate offering price for the Debt Securities, Common Stock, Preferred Stock and Warrants is hereinafter referred to as the "Maximum Aggregate Offering Price"), plus (a) an indeterminate number of shares of the Corporation's Common Stock issuable upon conversion of shares of Preferred Stock in the form of depositary shares ("Depositary Shares") to be evidenced by depositary receipts to be issued pursuant to a Deposit Agreement in the event the Corporation elects to offer to the public fractional interests in shares of Preferred Stock or upon exercise of Warrants, and in connection with any and all amendments to the Registration Statement and all instruments necessary or in connection therewith, including to sign the Registration Statement and any and all amendments and supplements relating thereto (including stickers and post-effective amendments), in the name and on behalf of Corporation and in the name and on behalf of such officer or director of the Corporation; to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act; to attest to the seal of the Corporation thereon; and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory organization; hereby granting to said attorneys-in-fact and agents, and each of them acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person; and said persons are authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate;

     And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

     IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney this 23rd day of August, 2001.

Name/Signature                               Capacity
--------------                               --------

/s/ James E. Rohr                            Chairman, President, Chief
-----------------------------------------    Executive Officer and Director
James E. Rohr

/s/ Paul Chellgren                           Director
-----------------------------------------
Paul W. Chellgren




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/s/ Robert N. Clay                           Director
-----------------------------------------
Robert N. Clay

/s/ George A. Davidson, Jr.                  Director
-----------------------------------------
George A. Davidson, Jr.

                                             Director
-----------------------------------------
David F. Girard-diCarlo

/s/ Walter E. Gregg                          Vice Chairman and Director
-----------------------------------------
Walter E. Gregg

/s/ R. Haunschild                            Senior Vice Chairman and Chief
-----------------------------------------    Financial Officer
Robert L. Haunschild

/s/ William R. Johnson                       Director
-----------------------------------------
William R. Johnson

                                             Director
-----------------------------------------
Bruce C. Lindsay

/s/ W. Craig McClelland                      Director
-----------------------------------------
W. Craig McClelland

/s/ Thomas H. O'Brien                        Director
-----------------------------------------
Thomas H. O'Brien

/s/ Sam Patterson                            Controller
-----------------------------------------    (Principal Accounting Officer)
Samuel R. Patterson

/s/ Jane G. Pepper                           Director
-----------------------------------------
Jane G. Pepper

/s/ Lorene K. Steffes                        Director
-----------------------------------------
Lorene K. Steffes

/s/ Dennis F. Strigl                         Director
-----------------------------------------
Dennis F. Strigl

/s/ T. Usher                                 Director
-----------------------------------------
Thomas J. Usher

/s/ Milton A. Washington                     Director
-----------------------------------------
Milton A. Washington



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                                             Director
-----------------------------------------
Helge H. Wehmeier



                              Power of Attorney -2

Name/Signature                               Capacity
--------------                               --------

/s/ David F. Girard-diCarlo                  Director
-----------------------------------------
David F. Girard-diCarlo



                              Power of Attorney -3

Name/Signature                               Capacity
--------------                               --------

/s/ B. C. Lindsay                            Director
-----------------------------------------
Bruce C. Lindsay



                              Power of Attorney -4

Name/Signature                               Capacity
--------------                               --------

/s/ Helge H. Wehmeier                        Director
-----------------------------------------
Helge H. Wehmeier






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